Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

TigerLogic Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-145847, 333-140919, 333-75202, 333-50996, 333-33672, 333-64027, 333-38449, 33-81008, 33-65538, 33-46166 and 33-32677) on Form S-8 of TigerLogic Corporation (formerly, Raining Data Corporation) of our report dated June 24, 2008, with respect to the consolidated balance sheets of TigerLogic Corporation as of March 31, 2008 and 2007, and the related consolidated statements of operations, cash flows, and stockholders’ equity and comprehensive loss for each of the years in the three-year period ended March 31, 2008, which report appears in the March 31, 2008, annual report on Form 10-KSB of TigerLogic Corporation.

The audit report refers to changes in the Company’s method of accounting for uncertainties in income taxes in fiscal 2008 and its method of accounting for share-based compensation and quantifying errors in fiscal 2007.

/s/    KPMG LLP

Costa Mesa, California

June 24, 2008